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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 25, 2002

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

Effective June 25, 2002 the Registrant dismissed Deloitte & Touche LLP as its independent accountants and is in the process of appointing its new certifying accountants. The decision to change independent accountants was approved by the Registrant's audit committee and by the board of directors of Pope MGP, Inc., the Registrant's managing general partner, on June 19, 2002. The purpose of the change in certifying accountants was to reduce general and administrative expenses while maintaining quality auditing services from a reputable audit firm having experience in the timber products industry in the Pacific Northwest.

In connection with Deloitte & Touche LLP's audits as of and for the fiscal years ended December 31, 2001 and 2000:

  (a)
  the reports of Deloitte & Touche LLP did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles; and

  (b)
  there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

The Registrant has provided Deloitte & Touche LLP with a copy of the disclosure contained in this Form 8-K and has requested that Deloitte & Touch LLP provide the Registrant with a letter addressed to the United States Securities and Exchange Commission stating whether they agree with that disclosure. Deloitte & Touche LLP has provided such a letter, and that letter is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Deloitte & Touche LLP letter dated June 25, 2002

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SIGNATURES

        Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: June 25, 2002	BY:	/s/ THOMAS M. RINGO Thomas M. Ringo Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner

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  Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES